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                                                                       EXHIBIT 8





                                IRREVOCABLE PROXY



         The undersigned stockholder of WM. WRIGLEY, JR. COMPANY, a Delaware corporation (the "Company"), hereby irrevocably appoints WILLIAM WRIGLEY, JR., ("Mr. Wrigley") the attorney and proxy of the undersigned, with full power of substitution, to the full extent of the undersigned's rights, within the limitations of this proxy, with respect to shares of the Company's Common Stock and Class B Common Stock owned of record or beneficially by the undersigned, and any and all other shares issued in respect thereof on or after the date hereof (collectively, the "Shares"), until the earlier of the third (3rd) anniversary of the date hereof or the delivery by Mr. Wrigley of written notice to the Company terminating this Proxy. Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked and no subsequent proxies will be given. This proxy is irrevocable and is coupled with an interest. The attorney and proxy named above will be empowered at any time prior to the termination of this Proxy to exercise all voting rights of the undersigned with respect to the Shares as the attorney and proxy named above deems proper in respect of any annual, special or adjourned meeting of the Company's stockholders, or any written consent in lieu of such a meeting or otherwise.

         The undersigned, will upon request, execute and deliver any additional documents deemed by the above named attorney and proxy to be necessary or desirable to effect the irrevocable proxy created hereby.

         Any obligations of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. Notwithstanding the foregoing, this proxy shall be revoked and shall not apply to any Shares held by any transferee of the undersigned who receives such Shares (a) in a bona fide sale or disposition for consideration to an independent third party (i.e., not a beneficiary or relative of a beneficiary) that causes the Shares to no longer be held by the undersigned or (b) in a bona fide all cash sale for fair market value to or for the benefit of a beneficiary of the undersigned.



Dated:  September 25, 2002.

                                       WILLIAM J HAGENAH JR TRUSTEE U-W HELEN A
                                       WRIGLEY F-B-O BLANNY A HAGENAH FUND


                                       By:      /s/   William J. Hagenah, Jr.
                                          --------------------------------------
                                          Name:       William J. Hagenah, Jr.
                                               ---------------------------------
                                          Title:      Trustee